Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(1,288,287)
Realized Trading Gain (Loss) on Short-Term Investments	1,240
Unrealized Gain (Loss) on Market Value of Futures	(12,630,103)
Dividend Income	3,580
Interest Income	41,897
ETF Transaction Fees	4,900
Total Income (Loss)	$(13,866,773)

Expenses
General Partner Management Fees	$20,197
Professional Fees	9,247
Brokerage Commissions	3,975
Non-interested Directors' Fees and Expenses	516
Prepaid Insurance Expense	496
NYMEX License Fee	505
Total Expenses	$34,936
Net Income (Loss)	$(13,901,709)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/20	$40,462,461
Additions (2,150,000 Shares)	26,939,982
Net Income (Loss)	(13,901,709)

Net Asset Value End of Month	$53,500,734
Net Asset Value Per Share (4,400,000 Shares)	$12.16

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596